(MKS LOGO)

EXHIBIT 99.1

Contact: Ronald C. Weigner
Vice President and Chief Financial Officer
Telephone: 978.284.4000

MKS Instruments Reports
Third Quarter 2007 Financial Results

Wilmington, Mass., October 25, 2007 — MKS Instruments, Inc. (NASDAQ: MKSI), a leading worldwide provider of process control technologies for improving productivity in semiconductor and other advanced manufacturing processes, today reported third quarter 2007 financial results.

Sales were $181.0 million, down 12 percent from $205.5 million in the third quarter of 2006 and down 11 percent from $204.0 million in the second quarter of 2007.

Net income totaled $21.4 million, or $0.37 per diluted share, compared to $27.9 million, or $0.50 per diluted share, in the third quarter of 2006, and $22.5 million, or $0.39 per diluted share, in the second quarter of 2007.

Non-GAAP net earnings, which exclude amortization of acquired intangible assets and special items, totaled $22.0 million, or $0.38 per diluted share, compared to $28.9 million, or $0.52 per diluted share, in the third quarter of 2006, and $25.1 million, or $0.43 per diluted share, in the second quarter of 2007.

The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude costs associated with acquisitions and special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Leo Berlinghieri, Chief Executive Officer and President, said, “After we achieved double-digit sales growth year over year in the first half of 2007, our business declined in the third quarter, primarily as a result of the industry-wide slowdown in semiconductor capital equipment spending. Despite lower sales, we delivered stronger than expected financial results.

“While we are quite optimistic about our long-term growth opportunities, we remain cautious about the near term outlook. Looking ahead to the fourth quarter, we expect sales could range from $165 to $173 million. Net income could range from $0.19 to $0.24 per diluted share on 58 million shares outstanding, and non-GAAP net earnings could range from $0.23 to $0.28 per diluted share.”

Management will discuss third quarter financial results on a conference call today at 8:30 a.m. (Eastern Time). Dial-in numbers are 1-800-366-7640 for domestic callers and 303-262-2140 for international callers. The call will be broadcast live and available for replay at www.mksinstruments.com. To hear a telephone replay through November 1, 2007, dial 303-590-3000, pass code 11099192#.

MKS Instruments, Inc. is a leading worldwide provider of process control solutions for improving productivity in advanced manufacturing processes such as semiconductor device manufacturing; thin-film manufacturing for flat panel displays, data storage media, architectural glass and electro-optical products; and technology for medical imaging equipment and other markets. Our instruments, components and subsystems incorporate sophisticated technologies to power, measure, control, and monitor increasingly complex gas-related semiconductor manufacturing processes, thereby enhancing our customers’ uptime, yield and throughput, and return on invested capital.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	September 30, 2007	September 30, 2006	June 30, 2007
Net sales	$181,014	$205,494	$203,978
Cost of sales	104,416	114,875	117,948

Gross profit	76,598	90,619	86,030
Research and development	17,159	17,964	18,351
Selling, general and administrative	32,494	33,017	35,928
Amortization of acquired intangible assets	3,877	4,016	4,108

Income from operations	23,068	35,622	27,643
Interest income, net	4,010	2,239	3,581

Income before income taxes	27,078	37,861	31,224
Provision for income taxes	5,696	9,928	8,697

Net income	$21,382	$27,933	$22,527

Net income per share:
Basic	$0.38	$0.50	$0.40
Diluted	$0.37	$0.50	$0.39
Weighted average shares outstanding:
Basic	56,809	55,668	56,820
Diluted	57,482	56,105	57,939
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income	$21,382	$27,933	$22,527
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	3,877	4,016	4,108
Benefit for income taxes (Note 1)	(1,847)	(1,565)	—
Tax effect of adjustments	(1,427)	(1,479)	(1,513)

Non-GAAP net earnings (Note 2)	$21,985	$28,905	$25,122

Non-GAAP net earnings per share (Note 2)	$0.38	$0.52	$0.43

Weighted average shares outstanding — diluted	57,482	56,105	57,939

Note 1: The three month period ended September 30, 2007 includes a benefit of $1,847 attributable to a discrete tax matter related to our research and development tax credits. The three month period ended September 30, 2006 includes a net benefit of $1,565 primarily attributable to certain discrete tax matters related to our international operations.

Note 2: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Nine Months Ended September 30,
	2007	2006
Net sales	$596,424	$582,906
Cost of sales	340,934	332,041

Gross profit	255,490	250,865
Research and development	53,809	51,684
Selling, general and administrative	102,998	93,082
Amortization of acquired intangible assets	12,092	13,356
Purchase of in-process technology	—	800

Income from operations	86,591	91,943
Interest income, net	10,896	5,603

Income before income taxes	97,487	97,546
Provision for income taxes	26,288	29,804

Net income	$71,199	$67,742

Net income per share:
Basic	$1.26	$1.23
Diluted	$1.24	$1.21
Weighted average shares outstanding:
Basic	56,661	55,222
Diluted	57,582	55,760
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income	$71,199	$67,742
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	12,092	13,356
Purchase of in-process technology	—	800
Benefit for income taxes (Note 1)	(1,847)	(1,565)
Tax effect of adjustments	(4,454)	(4,889)

Non-GAAP net earnings (Note 2)	$76,990	$75,444

Non-GAAP net earnings per share (Note 2)	$1.34	$1.35

Weighted average shares outstanding — diluted	57,582	55,760

Note 1: The nine month period ended September 30, 2007 includes a benefit of $1,847 attributable to a discrete tax matter related to our research and development tax credits. The nine month period ended September 30, 2006 includes a net benefit of $1,565 primarily attributable to certain discrete tax matters related to our international operations.

Note 2: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	September 30, 2007	December 31, 2006
ASSETS
Cash and short-term investments	$359,844	$289,957
Trade accounts receivable	115,668	123,658
Inventories	159,441	149,820
Other current assets	33,139	28,003

Total current assets	668,092	591,438
Property, plant and equipment, net	82,069	79,463
Long-term investments	3,541	2,816
Goodwill	322,396	323,973
Other acquired intangible assets	32,122	43,104
Other assets	5,780	2,926

Total assets	$1,114,000	$1,043,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$24,198	$23,021
Accounts payable	29,772	38,541
Accrued expenses and other liabilities	52,216	68,335

Total current liabilities	106,186	129,897
Long-term debt	6,055	6,113
Other long-term liabilities	19,348	6,491
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	712,936	680,164
Retained earnings	256,868	210,877
Other stockholders’ equity	12,494	10,065

Total stockholders’ equity	982,411	901,219

Total liabilities and stockholders’ equity	$1,114,000	$1,043,720